nXp Technologies Normal nXp Technologies 2 0 2003-09-15T20:11:00Z 2003-09-15T20:11:00Z 4 2637 15031 nXp Technologies 125 30 18459 9.3821

Exhibit 10.7

INVESTMENT ADVISORY AGREEMENT

                 INVESTMENT ADVISORY AGREEMENT (the "Agreement") made this 1st day of September, 2003, by and between American Enterprise Development Corp., a Nevada corporation and its successors or acquiring corporations, (the ôCompanyö), and Goldbridge Capital, LLC, a Texas limited liability company, (the ôAdviserö).

                 WHEREAS, the Company is a newly designated business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

                 WHEREAS, the Company is authorized to issue shares of Common Stock representing the interests in the assets of the Company;

                 WHEREAS, the Adviser is an experienced financial consultant with both management and consulting experience;

                 WHEREAS, the Company desires at this time to retain the Adviser to render investment advisory and management services to the Company, and the Adviser is willing to render such  services;

                 NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, it is agreed by and between the parties as follows:

                 1.       Appointment.  The Company hereby appoints the Adviser to act as investment adviser of the Company for the period and on the terms set forth in this Agreement.  The Adviser accepts such appointment and agrees to render the services described in this Agreement for the compensation provided for below.

                 2.       Investment Duties.  Subject to the supervision of the Company's board of directors (the "Board of Directors"), the Adviser will provide a continuous investment program for the Company and will determine from time to time what securities and other investments will be purchased, retained, or sold by the Company.  Subject to investment policies and guidelines established by the Board of Directors, the Adviser will identify, evaluate, and structure the investments to be made by the Company, and provide portfolio oversight and servicing of securities held in the Company's portfolio.

                 3.       Administrative Oversight Duties.  The Adviser will be responsible for overseeing administration of the investments of the Company subject to the supervision of the Board of Directors and the following understandings:

(a)      The Adviser will monitor, but not pay for, the administrator's responsibilities with respect to the periodic preparation, updating, filing and dissemination (as required) of the Company's registration statement under the Securities Exchange Act of 1934, as amended, proxy material, tax returns, and required reports to the Company's stockholders and the Securities and Exchange Commission (the "Commission") and other appropriate federal or state regulatory authorities.

(b)      The Adviser will monitor the administrator's responsibilities with respect to the maintenance of all books and records of the Company and the furnishing to the Board of Directors of such periodic and special reports as the Board of Directors reasonably may request.  In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Adviser hereby agrees that any records which it maintains for the Company are the property of the Company, agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act any records which it maintains for the Company and which are required to be maintained by Rule 31a-1 under the Investment Company Act, and further agrees to surrender promptly to the Company any records  which it maintains for the Company upon request by the Company.

                 (c)      All cash, securities, and other assets of the Company will be maintained in the custody of one or more banks in accordance with the provisions of Section 17(f) of the Investment Company Act and the rules thereunder; the authority of the Adviser to instruct the Company's custodians to deliver and receive such cash, securities, and other assets on behalf of the Company will be governed by a custodian agreement between the Company and each such custodian, and by resolution of the Board of Directors.

                 4.       Use of Sub-Investment Adviser.  The Adviser may, subject to the approvals required under the Investment Company Act, employ a sub-investment adviser to assist the Adviser in the performance of its duties under this Agreement.  Such use does not relieve the Adviser of any duty or liability it would otherwise have under this Agreement.  Compensation of any such sub-investment adviser for services provided and expenses assumed under any agreement between the Adviser and such sub-investment adviser permitted under this paragraph is the sole responsibility of the Adviser.

                 5.       Further Duties.  In all matters relating to the performance of this Agreement, the Adviser will act in conformity with the Articles of Incorporation and Bylaws of the Company and with the instructions and directions of the Board of Directors and will comply with the requirements of the Investment Company Act, the rules thereunder, and all other applicable federal and state laws and regulations.

                 6.       Services Not Exclusive.  The services furnished by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.  Nothing in this Agreement shall limit or restrict the right of any manager, officer, agent or employee of the Adviser, who may also be a director, officer, agent or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or dissimilar nature.

                7.       Expenses.

                 (a)      The Company will pay all expenses (including without limitation accounting, legal, printing, clerical, filing, and other expenses) incurred by the Company, the Adviser or its affiliates on behalf of the Company in connection with the organization of the Company and the initial offering of its shares of Common Stock (the "Offering").  Except as otherwise expressly provided for in Section 7(b) of this Agreement, during the term of this Agreement the Company will bear all of its expenses incurred in its operations including but not limited to the following: (i) brokerage and commission expense and other transaction costs incident to the acquisition and dispositions of investments, (ii) federal, state, and local taxes and fees, including transfer taxes and filing fees, incurred by or levied upon the Company, (iii) interest charges and other fees in connection with borrowings by the Company, (iv) fees and expenses payable to the Commission and any fees and expenses of state securities regulatory authorities, (v) expenses of printing and distributing reports and notices to stockholders, (vi) costs of proxy solicitation, (vii) costs of meetings of stockholders and the Board of Directors, (viii) charges and expenses of the Company's custodian, administrator, transfer and dividend disbursing agent, and Company accountant, (ix) compensation and expenses of the Company's directors who are not interested persons of the Company or the Adviser, and of the Company's officers, employees and consultants, and expenses of all directors in attending meetings of the Board of Directors or stockholders, (x) legal, investor relations, public relations and auditing expenses, including expenses incident to the documentation for, and consummation of, transactions, (xi) costs of certificates representing the shares of Common Stock, (xii) costs of stationery and supplies, (xiii) the costs of membership by the Company in any trade organizations, (xiv) expenses associated with litigation and other extraordinary or non-recurring expenses, (xv) any insurance premiums, (xvi) office costs and (xvii) the costs of providing significant managerial assistance offered to and accepted by the recipient of Company investments.

                 (b)      The expenses to be borne by the Adviser are limited to the following:  all costs and fees incident to the selection and investigation of prospective Company investments, including associated due diligence expenses, with the exception of travel expenses which shall be reimbursed by the Company.

                 (c)      The Company may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by the Adviser and acknowledged as otherwise payable by the Adviser pursuant to this Agreement, the Company may reduce the fee payable to the Adviser pursuant to Paragraph 8 thereof by such amount.  To the extent that such deductions exceed the fee payable to the Adviser on any quarterly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding quarterly payment dates.

                 (d)      The payment or assumption by the Adviser of any expense of the Company that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Company on any subsequent occasion.

                 8.       Compensation.

                 (a)      For the services provided and the expenses assumed pursuant to this Agreement, the Company will pay to the Adviser an annual management fee of 1.5% of the Company's total assets (including unrealized gains and losses), determined at the end of each calendar quarter and payable quarterly in arrears.  In addition, Adviser shall receive an annual bonus, paid in arrears, equal to the sum of:  (i) 10% of income from invested funds (interest income plus gains/losses realized from the sale of securities plus consulting or other fees received from  the  portfolio companies or companies being acquired by portfolio companies less bad debt expense) to the extent that that income exceeds 25% of the CompanyÆs total assets excluding unrealized gains and losses at the beginning of the year; plus (ii) an additional 10% of income from invested funds (similarly defined) to the extent that that income exceeds 50% of the CompanyÆs total assets excluding unrealized gains and losses at the beginning of the year.

                 (b)      If this Agreement becomes effective or terminates before the end of any fiscal quarter, the annual management fee for the period from the effective day to the end of the fiscal quarter or from the beginning of such quarter to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full fiscal quarter in which such effectiveness or termination occurs.

                 (c)      If (i) the Adviser, (ii) a manager, officer, agent or employee of the Adviser, (iii) a company controlling, controlled by, or under common control with the Adviser, or (iv) a director, officer, agent or employee of any such company receives any compensation from a company whose securities are held in the Company's portfolio in connection with the provision to that company of significant managerial assistance, the compensation due to the Adviser hereunder shall not be reduced by the amount of such fee.

                 9.       Limitation of Liability of Adviser.  The Adviser shall not be liable for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or fraud by the Adviser of its duties under this Agreement.  Any person, even though agent of the Adviser, who may be or become a director, officer, agent or employee of the Company shall be deemed, when rendering services to the Company or acting with respect to any business of the Company, to be rendering such service to or acting solely for the Company and not as a director, officer, agent or employee of the Adviser, or one under the control or direction of the Adviser even though paid by it.

                 10.      Duration and Termination.

                 (a)      This Agreement shall become effective upon the date stated above provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Company who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and (ii) by a vote of a majority of the Company's outstanding shares of Common Stock.

(b)      Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date and, if not terminated in its first year, this Agreement shall renew automatically for a new 2-year period thereby supplanting the second year of the old agreement, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, or (ii) by vote of a majority of the outstanding shares of Common Stock of the Company.

(c)      Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by a unanimous vote of the Board of Directors or by a vote of a majority of the outstanding shares of Common Stock of the Company on 60 days' written notice to the Adviser or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Company.  This Agreement will automatically terminate in the event of its assignment.

                 11.      Notice.  Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

                 12.      Notice of Filing of Articles of Incorporation.  All parties hereto are expressly put on notice of the Company's Articles of Incorporation and all amendments thereto, all of which are on file with the State Department of Assessments and Taxation of the State of Texas, and the limitation of director, officer, agent, employee and stockholder liability contained therein.  This Agreement has been executed by and on behalf of the Company and the Adviser by their respective representatives as such representatives and not individually, and the obligations of the Company and the Adviser hereunder are not binding upon any of the directors, officers, agents, employees or stockholders of the Company or the Adviser individually but are binding upon only the assets and property of the Company and the Adviser.

                 13.      Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Company's outstanding shares of Common Stock.

                 14.      Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the Investment Company Act.  To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the Investment Company Act, the Investment Company Act shall control.

                 15.      Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.  As used in this Agreement, the terms "majority of the outstanding voting securities", "affiliated person", "interested person", "assignment", "broker", "investment adviser", "national securities exchange", "net assets", "security", and "significant managerial assistance" shall have the same meaning as such terms have in the Investment Company Act, subject to such exemption as may be granted by the Commission by any rule, regulation, or order.  Where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation, or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

                 16.      Entire Agreement.  This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

                 IN WITNESS WHEREOF, the Company and the Adviser have caused this Agreement to be executed as of the day and year first above written.

                                          American Enterprise Development Corp.

                                          By:   __________________________________

Jonathan C. Gilchrist, President

                                         Goldbridge Capital, LLC

                                          By:  __________________________________

James W. Carroll, President

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